UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bottomline Technologies (de), Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Notice of Special Meeting of Stockholders

To be held on January 17, 2013

To the stockholders of Bottomline Technologies (de), Inc.:

A special meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, January 17, 2013 at 4:00 p.m., local time, at the Company’s headquarters at 325 Corporate Drive, Portsmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

1.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 50,000,000 to 100,000,000.

Pursuant to our amended and restated bylaws, as amended, no other business may be brought before the special meeting.

Holders of record of our common stock at the close of business on December 4, 2012 are entitled to receive this notice and to vote at the special meeting.

In order to make sure that you are represented at the special meeting, we urge you to complete, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope, or vote by phone or internet according to the instructions on the proxy card, as promptly as possible. If the shares you own are held in “street name” by a bank or broker, you should follow the voting instructions provided to you by your bank or broker. If you would like to attend the special meeting in person, directions are available at www.bottomline.com/contact/directions under the caption “Corporate Headquarters.”

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on January 17, 2013.

The Proxy Statement is available at www.envisionreports.com/epay for registered stockholders and www.edocumentview.com/epay for beneficial owners.

By order of the Board of Directors,

/s/ Joseph L. Mullen
Joseph L. Mullen Chairman of the Board of Directors

December     , 2012

Portsmouth, New Hampshire

BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Proxy Statement

For the Special Meeting of Stockholders

To be held on January 17, 2013

This proxy statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for the special meeting of stockholders to be held on Thursday, January 17, 2013 at 4:00 p.m., local time, at the Company’s headquarters at 325 Corporate Drive, Portsmouth, New Hampshire 03801, including any postponements or adjournments thereof.

The notice of the special meeting, this proxy statement, and the enclosed proxy card are first being mailed to stockholders on or about December 17, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 17, 2013.

The Proxy Statement is available at www.envisionreports.com/epay for registered stockholders and www.edocumentview.com/epay for beneficial owners.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the special meeting by properly executed proxies received prior to or at the special meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If you are a stockholder of record and you return a proxy card but do not specify how the proxy is to be voted with respect to Proposal 1, your shares will be voted “FOR” Proposal 1, to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.001 per share, or our common stock, that the Company is authorized to issue from 50,000,000 to 100,000,000.

You may revoke your proxy before it is used to cast a vote. If you are a stockholder of record, to revoke a proxy you must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote;

•	vote again by telephone or internet; or

•	attend the special meeting and vote in person. Your attendance at the special meeting, if you do not vote at the special meeting, will not be sufficient to revoke a proxy.

You should send any written notice of revocation or subsequent proxy to us at the following address: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

If the shares you own are held in “street name” by a bank or brokerage firm, you should follow the instructions provided by your bank or brokerage firm if you wish to revoke your proxy.

Stockholders Entitled to Vote

Our Board of Directors has fixed December 4, 2012 as the record date for the determination of stockholders entitled to vote at the special meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. On December 4, 2012, there were 37,568,444 shares of our common stock outstanding and entitled to vote. Each share of our common stock will have one vote for each matter to be voted upon at the special meeting.

Vote Required

The holders of at least a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Shares of our common stock present in person or represented by proxy, including shares which abstain, will be counted for purposes of determining whether a quorum is present at the special meeting.

If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. However, Proposal 1 is considered a “discretionary” item under applicable stock exchange rules on which banks and brokerage firms may vote in their discretion if you do not provide them with instructions. As a result, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to Proposal 1.

The affirmative vote of the holders of shares representing a majority of all of the shares of the Company’s capital stock outstanding as of the record date and entitled to vote at the special meeting is required for the approval of Proposal 1. Abstentions will have the same effect as a vote of “AGAINST” with respect to Proposal 1.

Reporting of Voting Results

The Company will report the voting results of the special meeting in a Current Report on Form 8-K filed with the SEC no later than four business days following the special meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of November 21, 2012, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the “named executive officers” identified in the proxy statement for our 2012 annual meeting of stockholders, (c) each director of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the SEC, and generally includes voting power and/or investment power with respect to securities. As of November 21, 2012, there were 37,532,980 shares of our common stock outstanding. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of November 21, 2012 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding the options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the persons and entities named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of our common stock indicated.

	Shares Beneficially Owned			Options Included in Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent	Number
5% Stockholders
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	3,601,036	(1)	9.6	—
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,396,320	(2)	9.0	—
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,153,605	(3)	8.4	—
TimesSquare Capital Management, LLC. 1177 Avenue of the Americas, 39th Floor New York, NY 10036	2,548,691	(4)	6.8	—
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,876,693	(5)	5.0	—

Executive Officers and Directors
Robert A. Eberle	335,038	(6)	1.0	25,098
Kevin M. Donovan	101,938	(7)	*	—
Nigel K. Savory	85,542	(8)	*	—
Joseph L. Barry, Jr.	150,145	(9)	*	15,000
Michael J. Curran	27,000	(10)	*	—
Jennifer M. Gray	8,000	(11)	*	—
Jeffrey C. Leathe	37,000	(12)	*	15,000
James L. Loomis	152,750	(13)	*	15,000
Daniel M. McGurl	65,000	(14)	*	—
Joseph L. Mullen	174,255	(15)	*	110,000
James W. Zilinski	31,078	(16)	*	—
All executive officers and directors as a group (11 persons)	1,167,746		3.1	180,098

*	Represents less than 1% of the outstanding shares of common stock.
(1)	These shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (collectively, the “Investment Management Subsidiaries”) of Franklin Resources, Inc. (“FRI”), including Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc., Franklin Templeton Institutional, LLC and Fiduciary Trust Company International. Investment management contracts grant to the Investment Management Subsidiaries investment and/or voting power over the securities owned by such investment management clients. Franklin Advisers, Inc. has sole voting and dispositive power as to 2,761,263 of the shares. Franklin Templeton Portfolio Advisors, Inc. has sole voting and dispositive power as to 566,556 of the shares and shared dispositive power over 551 of the shares. Fiduciary Trust Company International has sole voting and dispositive power as to 54,500 of the shares and Franklin Templeton Institutional, LLC has sole dispositive power over 218,166 of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest or beneficial ownership in any of these shares. This information is based on the Amendment No. 5 to Schedule 13G filed by Franklin Resources, Inc. on February 7, 2012.

(2)	T. Rowe Price Associates, Inc. (“Price Associates”) holds sole voting power over 356,620 of the shares and sole dispositive power over all 3,396,320 shares. These shares are owned by various individual and institutional investors, for which Price Associates serves as investment adviser with power to direct investments and/or power to vote the shares. Price Associates disclaims beneficial ownership of such shares. This information is based on a letter dated September 13, 2012 from Price Associates to Bottomline.
(3)	These shares are held by subsidiaries of BlackRock, Inc. BlackRock, Inc. holds sole voting and dispositive power over all 3,153,605 shares. This information is based on Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. on February 10, 2012.
(4)	These shares are owned by investment advisory clients of TimesSquare Capital Management, LLC. In its role as an investment adviser, TimesSquare Capital Management, LLC has sole dispositive power over all 2,548,691 of these shares, and sole voting power as to 2,329,191 of the shares. This information is based on Amendment No. 1 to Schedule 13G filed by TimesSquare Capital Management, LLC with the SEC on February 8, 2012.
(5)	The Vanguard Group, Inc. has sole dispositive power over 1,830,476 of the shares, sole voting power over 46,217 of the shares and shared dispositive power over 46,217 of the shares. The Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 46,217 of the shares as a result of its serving as an investment manager of collective trust accounts. VFTC directs the voting of these shares. This information is based on the Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2012.
(6)	Includes prior awards of restricted stock, of which 236,250 are unvested as of November 21, 2012.
(7)	Includes prior awards of restricted stock, of which 52,000 are unvested as of November 21, 2012
(8)	Includes prior awards of restricted stock, of which 78,186 are unvested as of November 21, 2012.
(9)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.
(10)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.
(11)	Includes prior awards of restricted stock, of which 8,000 are unvested as of November 21, 2012.
(12)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.
(13)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.
(14)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.
(15)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.
(16)	Includes prior awards of restricted stock, of which 4,000 are unvested as of November 21, 2012.

PROPOSAL I—AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board of Directors has voted unanimously to adopt and approve, and to recommend to the Company’s stockholders that they approve, an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 50,000,000 to 100,000,000. We are not proposing any change to the authorized number of shares of preferred stock. The proposed amendment would replace the first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation with the following language:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 104,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 4,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

Reasons for the Proposed Amendment

Our capital stock, prior to the approval of the amendment, consists of 54,000,000 shares, consisting of 50,000,000 shares of our common stock and 4,000,000 shares of our preferred stock, $.001 par value per share. As of the close of business on November 21, 2012, 39,447,674 shares of common stock were validly issued (including 37,532,980 shares of common stock outstanding and 1,914,694 shares of common stock held by us in treasury), 6,448,728 shares were reserved for future issuance pursuant to the Company’s equity compensation plans (including shares reserved for issuance pursuant to outstanding awards and shares reserved for issuance pursuant to future awards) and 6,000,000 shares of common stock (including treasury shares) were reserved for future issuance upon exercise of the warrant described below. As of the close of business on November 21, 2012, no shares of our preferred stock had been issued.

Our Board of Directors believes that it is important to have available for issuance a number of authorized shares of common stock sufficient to meet our future corporate needs. If our stockholders approve the proposed amendment to our Amended and Restated Certificate of Incorporation, the additional authorized shares would be available for issuance for any proper corporate purpose, including stock splits, stock dividends, acquisitions, financings, issuances pursuant to the conversion of outstanding and future convertible securities, or issuances under current and future equity compensation plans. The shares would be issuable at the discretion of our Board of Directors, without further stockholder action except as may be required for a particular transaction by law or NASDAQ rules. Our Board of Directors believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except as described below, our Board of Directors and management do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this Proposal 1.

On December 5, 2012, we announced that we intend to offer up to $150 million aggregate principal amount of convertible senior notes due 2017 (plus up to an additional $22.5 million aggregate principal amount of such notes that would be subject to an option we expect to grant to the underwriters) in an underwritten public offering pursuant to an effective shelf registration statement on file with the SEC. If certain conditions are met, including our stock price exceeding 130% of the conversion price of the notes during certain specified periods, and during the six months before maturity of the notes regardless of whether such conditions are met, the notes would be convertible into cash or, if our stockholders approve Proposal 1, a combination of cash and shares of our common stock. To help minimize dilution to existing stockholders and/or offset potential cash payments in excess of the principal amount of the notes upon their conversion, we plan to enter into privately negotiated hedge transactions. We also plan to enter into separate privately negotiated warrant transactions that could have a dilutive effect on our common stock to the extent that the market price of our common stock exceeds the warrants’ exercise price (which is expected to be significantly higher than the conversion price). However, under certain circumstances, we may elect to settle all of the warrants in cash. The net effect of the hedge and warrant transactions, if they are settled through delivery of our common stock, is generally intended to be an increase in our stock price beyond which our common stock would be diluted.

Subject to market conditions and other factors, we expect to issue the convertible notes and warrants on or about December 12, 2012. If Proposal 1 is approved, a portion of the newly authorized shares of common stock will be reserved for issuance in connection with possible future conversions of the convertible notes and possible future exercises of the warrants. The number of shares to be reserved for this purpose will depend on the aggregate principal amount of convertible notes we issue, the terms of the convertible notes and the warrants and other factors, and cannot be determined with certainty at this time. If we issue $172.5 million aggregate principal amount of convertible notes (including the additional $22.5 million aggregate principal amount of convertible notes subject to the option we expect to grant to the underwriters), then, based on the anticipated terms of the convertible notes and warrants, we estimate that approximately 14,000,000 of the newly authorized shares of common stock will be reserved for this purpose (in addition to the 6,000,000 shares previously reserved).

The public offering of our convertible notes and the convertible bond hedge and warrant transactions described above are not conditioned on stockholder approval of the amendment to our Amended and Restated Certificate of Incorporation to increase in the number of shares of common stock we are authorized to issue. However, if such amendment is not approved by our stockholders, we will be required to settle the convertible notes and convertible bond hedge in cash. An obligation to settle the convertible notes and convertible bond hedge in cash would cause us to be subject to certain “mark-to-market” accounting requirements which could result in unpredictable future charges to our earnings, could adversely affect our liquidity, and would increase the risk that we may not have sufficient cash available when we are required to settle the notes.

Principal Effects on Outstanding Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders, and they are entitled to receive, proportionally, dividends when and if declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any of our preferred stock that may be outstanding in the future. In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders will be calculated after payment of liabilities and will be subject to any preferential rights of any then outstanding preferred stock. Holders of our common stock have no right to convert the stock into any other security, or have the stock redeemed. Holders of our common stock do not have any preemptive rights to subscribe for the purchase of any shares of our common stock, which means that current holders of our common stock do not have a prior right to purchase any new issue of our common stock in order to maintain their proportionate ownership. Our common stock does not have cumulative voting rights and holders of shares of our common stock are not required to make additional capital contributions to us.

Any newly authorized shares of our common stock will be identical to the shares of our common stock now authorized and outstanding. The proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue would not affect the rights of existing holders of our common stock except to the extent that future issuances of our common stock will reduce each existing shareholder’s proportionate ownership and hence, share of dividends, voting power and proceeds in the event of our liquidation, if any.

The issuance of additional shares of our common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. We are not aware of any attempts on the part of a third party to effect a takeover of us, and the amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of our common stock be used as a type of anti-takeover device.

The text of the proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, it will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State. In accordance with Delaware corporate law, notwithstanding shareholder approval of the amendment, at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, our Board of Directors may abandon the amendment without further action by the stockholders of the Company.

Vote Required and Recommendation of our Board of Directors

Approval of Proposal 1 requires the affirmative vote of vote of the holders of shares representing a majority of all of the shares of our capital stock outstanding as of the record date and entitled to vote on Proposal 1 at the special meeting. Abstentions will have the effect of a vote against Proposal 1.

Our Board of Directors recommends a vote FOR Proposal I.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2013 annual meeting of stockholders must be submitted to our principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 7, 2013 in order to be considered for inclusion in the proxy statement and proxy card relating to the 2013 annual meeting of stockholders. However, if the date of our 2013 annual meeting is prior to October 16, 2013 or after December 15, 2013, the deadline is 10 business days before we begin to print and mail our proxy materials for the 2013 annual meeting.

If a stockholder wishes to present a proposal at the 2013 annual meeting but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must also give notice of the proposal to our corporate secretary at our principal executive offices. Our amended and restated bylaws, as amended, require that we be given advance written notice of stockholder nominations regarding election to our Board of Directors and certain other matters which stockholders wish to present for action at an annual meeting of stockholders. We must receive this notice at least 60 days, but not more than 90 days, prior to the date of the 2013 annual meeting, which is expected to be November 14, 2013. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including for stockholder nominations for director, in order for such proposals or nominations to be properly presented at a stockholder meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you call or write us at the following address or phone number: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, (603) 436-0700. If you would like to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Pursuant to our amended and restated bylaws, as amended, no business may be brought before the special meeting other than that described above.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. In addition, we have retained Georgeson, Inc. to act as a proxy solicitor in conjunction with the special meeting, and have agreed to pay that firm $8,500, plus reasonable expenses, for proxy solicitation services.

In order to make sure that you are represented at the special meeting, if you are a stockholder of record we urge you to complete, sign and return the enclosed proxy card, in the enclosed postage-prepaid envelope, or vote by phone or internet according to the instructions on the proxy card, as promptly as possible. If the shares you own are held in “street name” by a bank or broker, please follow the voting instructions provided to you by your bank or broker. If you are a stockholder of record and attend the meeting in person, you may vote your stock personally even if you have sent in your proxy card or voted by phone or internet. If you hold your shares in street name and wish to vote in person at the special meeting, please contact your bank or broker for instructions.

By order of the Board of Directors,

/s/ Joseph L. Mullen
Joseph L. Mullen Chairman of the Board of Directors

December     , 2012

Portsmouth, New Hampshire

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BOTTOMLINE TECHNOLOGIES (de), INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Bottomline Technologies (de), Inc. (hereinafter called the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 104,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 4,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this             day of             , 2013.

BOTTOMLINE TECHNOLOGIES (de), INC.

By:
[Name] [Title]

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 17, 2013.
Vote by Internet
• Go to www.envisionreports.com/EPAY
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

A	Proposals — The Board of Directors recommends that you vote FOR Proposal 1.

	For	Against	Abstain
1.

To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 50,000,000 to 100,000,000.

	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.                                                           Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person. Please be sure to sign and date this proxy below.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BOTTOMLINE TECHNOLOGIES (de), INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS to be held on January 17, 2013

This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc.

You hereby authorize Joseph L. Mullen, Robert A. Eberle and Kevin M. Donovan, or any of them, with full power of substitution, as Proxies to represent and vote all of your shares of common stock of Bottomline Technologies (de), Inc. that you are entitled to vote at the Special Meeting of Stockholders of the company to be held on Thursday, January 17, 2013 or at any postponement or adjournment of that meeting. You hereby revoke all proxies previously given.

This proxy, when properly executed, will be voted in the manner that you direct on this proxy card. If no such directions are given, the Proxies will vote your shares in accordance with the recommendations of the Board of Directors set forth on this proxy card.

Please vote, date and sign on the reverse side of this proxy card and return it promptly in the enclosed postage pre-paid envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE